EXHIBIT 11.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form 1-K of InterCare Dx, Inc. of our report dated June 16, 2021, relating to our audit of the financial statements, which appears in the Annual Report on Form 1-K of InterCare Dx, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Margate, Florida

May 20, 2022